SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

September 19, 2003

Investors Financial Services Corp.

(Exact name of Registrant as specified in its charter)

Delaware (State or jurisdiction of Incorporation	0-26996 (Commission File Number)	04-3279817 (IRS Employer Identification No.)

200 Clarendon Street Boston, Massachusetts 02116 (Address of principal executive offices)	02205-1537 (Zip Code)

Registrant’s telephone number, including area code: 617 937-6700

No change since last report

(Former name or former address, if changed

since last report)

Item 9. Regulation FD Disclosure.

Today the Company will reaffirm its estimates for operating earnings of $1.30 per share and GAAP earnings of $1.19 per share for the year ended December 31, 2003.  The $0.11 per share difference between the estimates for 2003 operating earnings and GAAP earnings represents the amount, net of federal taxes, paid to settle state tax claims as reported in the Company’s Quarterly Report on Form 10-Q for the Quarter Ended June 30, 2003.  The Company believes that operating earnings per share are a more meaningful measurement of the Company’s actual performance for the year ended December 31, 2003 because the payment of the state tax claim has no effect on, and does not reflect the status of, the Company’s ongoing operations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVESTORS FINANCIAL SERVICES CORP.

September 19, 2003	By:	/s/John E. Henry
John E. Henry
Senior Vice President and
General Counsel